As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENLIVEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14 Einstein Street
Ness Ziona
Israel 7403618
Tel: +972.2.6708072
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
Tel: (212) 947-7200
(Name, address, and telephone number of agent for service)

Copies of communications to:

Drew M. Altman, Esq. Win Rutherfurd, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, Florida 33131 (305) 579-0500	Sharon Rosen, Adv. FISCHER (FBC & Co.) 146 Menachem Begin Street Tel Aviv 6492103, Israel +972 -3-6944111

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED AUGUST 6, 2026

PRELIMINARY PROSPECTUS

10,000,000 Ordinary Shares

ENLIVEX LTD.

This prospectus relates to the resale by the selling shareholder named in this prospectus (the “Selling Shareholder”) from time to time of up to an aggregate of 10,000,000 ordinary shares, par value NIS 6.00 per share (the “ordinary shares”), in amounts, at prices and on terms that will be determined at the time of any such resale. The ordinary shares being registered for resale hereunder are issuable to the Selling Shareholder pursuant to the terms of our issued and outstanding Senior Secured Convertible Promissory Note due March 23, 2027 (the “Note”). We are registering additional ordinary shares for resale hereunder in accordance with our obligations under a securities purchase agreement (the “Purchase Agreement”) entered into between us and the Selling Shareholder. We previously registered for resale up to an aggregate 1,555,556 ordinary shares (after giving effect to the 1-for-15 reverse share split of the Company’s ordinary shares on July 9, 2026) issuable to the Selling Shareholder pursuant to the Note under the registration statement on Form F-3, including the prospectus contained therein, which we filed on April 21, 2026, and was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2026 (File No. 333-295215) (the “Initial Registration Statement”).

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ENLV.” The last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 5, 2026 was $2.18 per share.

The Selling Shareholder is not obligated to sell any ordinary shares. The Selling Shareholder named in this prospectus and any of its pledgees, donees, transferees, assignees and other successors-in-interest, may offer or resell the ordinary shares offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sale of the ordinary shares offered hereby. We will bear all costs, expenses and fees associated with the registration of the securities covered by this prospectus. For additional information on the methods of sale that may be used by the Selling Shareholder, and the fees and expenses in connection therewith, see “Plan of Distribution” beginning on page 10 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this entire prospectus and any amendments or supplements thereto before you make your investment decision.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 4 for information you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026

i

About This Prospectus

This prospectus is part of a “shelf” registration statement on Form F-3 that we filed with the SEC. Under this shelf registration statement, the Selling Shareholder may, from time to time, sell the ordinary shares described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” Additional or more specific terms of transactions in which the Selling Shareholder offers and sells ordinary shares may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the ordinary shares being offered and the terms of the offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of ordinary shares that is prepared by us or on our behalf or that is otherwise authorized by us and the Selling Shareholder. Neither we nor the Selling Shareholder has authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us and the Selling Shareholder. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” the “Company,” “Enlivex,” “we,” “us” and “our” refer to Enlivex Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries, unless the context requires otherwise.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to the 1-for-15 reverse share split of the Company’s ordinary shares on July 9, 2026.

ii

Prospectus Summary

This prospectus summary highlights selected information appearing elsewhere in this prospectus and in documents we file with the SEC that are incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information incorporated by reference herein, the information set forth under the heading “Risk Factors” and our financial statements and the related notes thereto incorporated by reference in this prospectus.

Overview

We are a quality longevity company focused on advancing therapies designed to extend health span and quality of life. We operate a dual strategy that combines clinical development in quality longevity therapeutics with a treasury model anchored in decentralized prediction markets infrastructure through the RAIN protocol.

Clinical Operations: We are a clinical-stage immunotherapy company developing a novel breakthrough therapy, AllocetraTM, for the treatment of multiple inflammatory conditions, currently focused on the treatment of osteoarthritis as our primary inflammatory indication. AllocetraTM is a universal, off-the-shelf cell therapy designed to reprogram macrophages into their homeostatic state, which is critical for immune system rebalancing and the resolution of inflammatory conditions. Non-homeostatic macrophages contribute significantly to disease severity. By restoring macrophage homeostasis, Allocetra™ has the potential to provide a novel immunotherapeutic mechanism of action for debilitating and life-threatening clinical indications that are defined as “unmet medical needs,” as a stand-alone therapy or in combination with other therapeutic agents.

Treasury Operations: We are the first publicly listed company to have developed a treasury strategy centered on the RAIN token, which currently serves as our primary treasury reserve asset. In adopting our treasury policy, we intend to provide investors with exposure to prediction markets through RAIN and to advocate for its role as digital capital.

Private Placement of the Note

On March 23, 2026, we entered into the Purchase Agreement with the Selling Shareholder, providing for our issuance and sale to, and purchase by, the Selling Shareholder of the Note in the aggregate principal amount of $21.0 million in a private placement (the “Private Placement”), exempt from registration under the Securities Act. The Private Placement closed on March 23, 2026 (the “Closing Date”), on which date the Selling Shareholder paid to us an aggregate purchase price of $19.0 million for the Note. We are filing this registration statement pursuant to the terms of the Purchase Agreement to register additional ordinary shares not covered by the Initial Registration Statement.

The Note is our senior secured obligation and ranks equal in right of payment with all of our existing unsubordinated indebtedness and senior in right of payment with all of our future indebtedness and equity. The Note does not bear interest other than upon and during the continuance of an event of default, in which case the Note bears interest at the rate of 10.0% per annum. The Note matures on March 23, 2027, unless earlier converted or repaid. The Note is repayable by us in nine monthly principal installments of approximately $2.3 million each (the “Monthly Payment”), commencing on the 90th day following the Closing Date. We may elect to pay a Monthly Payment in cash, plus 4.0% of the amount of such payment, in our ordinary shares (i.e., a conversion of such principal amount) or a combination thereof. If we elect to make any payment in ordinary shares, then such ordinary shares (“Repayment Shares”) are valued based on 90% of the five lowest daily volume weighted average prices during the 20 trading days immediately prior to such payment. As set forth in the Note, the Selling Shareholder has elected to receive Repayment Shares if we shall have failed to elect a repayment methodology. In certain circumstances, as set forth in the Note, the Selling Shareholder may elect to increase the Monthly Payment to either $3.0 million or $5.0 million; provided that no such increase would increase the aggregate principal amount of the Note.

Subject to the satisfaction of certain conditions, we may prepay all, but not less than all, of the then outstanding principal amount of the Note pursuant to the delivery to the Selling Shareholder of an amount equal to 105% of such then outstanding principal amount.

The Note may be converted into ordinary shares (“Conversion Shares” and, together with the Repayment Shares, the “Note Conversion Shares”) at an initial conversion price of $40.37625 per share, subject to customary adjustments for stock splits, stock dividends and recapitalizations, as described in the Note. The Selling Shareholder may elect to convert the Note at any time after (i) the earlier to occur of (A) the date on which this registration statement is declared effective by the SEC and (B) the date on which Conversion Shares may be immediately resold by the Selling Shareholder under Rule 144 promulgated under the Securities Act without restriction on the number of shares to be sold or manner of sale and (ii) the 90th day following the Closing Date.

The Note provides for customary events of default which include (subject in certain cases to grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Note and the Purchase Agreement; the failure to have timely filed this registration statement, and certain events of bankruptcy. Generally, if an event of default occurs and is continuing under the Note, the Selling Shareholder may require us to repurchase the Note at a repurchase price equal to 110% of the outstanding principal amount of the Note, plus accrued and unpaid interest thereon.

The Initial Registration Statement covering the resale of up to 1,555,556 ordinary shares (after giving effect to the 1-for-15 reverse share split of the Company’s ordinary shares on July 9, 2026), issued or issuable pursuant to the Note, was filed with the SEC on April 21, 2026, and was declared effective by the SEC on April 30, 2026.

Certain Information About Us In This Prospectus

We were originally incorporated on January 22, 2012 under the laws of the State of Israel as Bioblast Pharma Ltd. (“Bioblast”). On March 26, 2019, Bioblast and Enlivex Therapeutics Ltd. (n/k/a Enlivex Therapeutics R&D Ltd., “Enlivex R&D”) consummated a merger transaction whereby Enlivex R&D merged with a wholly owned subsidiary of Bioblast, with Enlivex R&D as the surviving entity in the merger (the “Merger”). As a result of the Merger, Enlivex R&D became a wholly owned subsidiary of Bioblast. In connection with the consummation of the Merger, Bioblast changed its name from “Bioblast Pharma Ltd.” to “Enlivex Therapeutics Ltd.” In February 2026, we changed our name to “Enlivex Ltd.” Our primary operating subsidiary, Enlivex R&D, was originally incorporated as Tolarex Ltd. in September 2005 under the laws of the State of Israel. In February 2010, Enlivex R&D changed its name to Enlivex Therapeutics Ltd., and upon consummation of the Merger, to Enlivex Therapeutics R&D Ltd. In June 2021, Enlivex Therapeutics RDO Ltd. was established in Israel as a wholly owned subsidiary.

Our principal executive offices are located at 14 Einstein Street, Ness Ziona, Israel 7403618 and our telephone number is: +972 26208072. Our wholly owned U.S. subsidiary, Enlivex Therapeutics Inc., incorporated in Delaware, has been appointed our agent in the United States, and its registered address is 1811 Silverside Road, Wilmington, Delaware 19810. Our website address is https://www.enlivex.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address herein solely as an inactive textual reference.

We have appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with an offering of securities registered by the registration statement of which this prospectus is a part.

The Offering

Resale of Ordinary Shares

Ordinary shares offered by the Selling Shareholder	10,000,000 ordinary shares, representing our good-faith estimate of the maximum number of additional Note Conversion Shares that we may issue pursuant to the terms of the Note.

Use of Proceeds	We will not receive any of the proceeds from the sale of any ordinary shares offered by this prospectus. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholder.

Market for Our Ordinary Shares	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ENLV.”

Risk Factors	Any investment in the ordinary shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Risk Factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the risk factor set forth below as well as the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

Our headquarters and other significant operations are located in Israel and, therefore, our business and operations may be adversely affected by political, economic and military instability in Israel.

Our executive offices are located in Ness Ziona, Israel. In addition, our officers and several of our directors are residents of Israel. Accordingly, political, economic, and military conditions in Israel may directly affect our business and operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries and terrorist organizations active in the region, including Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. These conflicts have involved missile strikes, hostile infiltrations, terrorism against civilian targets in various parts of Israel, and the abduction of soldiers and citizens.

On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. In response, Israel’s security cabinet declared war against Hamas and, as a result of attacks by Hezbollah along Israel’s northern border with Lebanon that commenced following the commencement of the war with Hamas, launched attacks against Hezbollah in Lebanon. Israel was subsequently involved in military conflicts with Hamas, Hezbollah (a terrorist organization based in Lebanon), and Iran, both directly and through Iranian proxies such as the Houthi movement in Yemen and armed groups in Iraq, as well as other terrorist organizations. Additionally, following the fall of the Assad regime in Syria, Israel conducted limited military operations targeting the Assad-led Syrian army, Iranian military assets, and infrastructure linked to Hezbollah and other Iran-supported groups. In November 2024, a ceasefire agreement was reached with Hezbollah in Lebanon.

In June 2025, in light of continued nuclear threats and intelligence assessments, Israel launched a military operation directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel and to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities. While most of these attacks were intercepted, several caused civilian deaths and casualties, as well as damage to infrastructure and property. A ceasefire was declared between Israel and Iran in June 2025 after 12 days of hostilities.

In October 2025, a ceasefire in the conflict with Hamas came into effect; however, the situation remains fragile, with isolated incidents of fighting.

On February 28, 2026, Israel and the United States commenced coordinated military air strikes against targets in Iran, including military and strategic infrastructure, in response to ongoing regional tensions and recent escalations involving Iran’s nuclear and military activities. In response, Iran launched a series of retaliatory attacks against Israel, targeting major cities and strategic sites. While most of the attacks were intercepted, some resulted in civilian casualties and damage to property. Subsequently, Hezbollah launched attacks against Israel in retaliation for the killing of Ali Hosseini Khamenei, the Supreme Leader of Iran, and, in response, Israel launched attacks against Lebanon, and Israeli ground forces entered into Southern Lebanon. Iran subsequently began launching retaliatory strikes on U.S. and other targets in the Gulf region. While ceasefire agreements and diplomatic efforts between the United States, Israel, and Iran, and between Israel and Lebanon, remain in effect as of the date hereof, the United States has continued to launch attacks against Iran and Iran has continued to launch missile and drone attacks against U.S. and other targets in the Gulf region, and there has been sporadic incidents of fighting in Lebanon. There can be no assurance that the existing ceasefires will be upheld or that other de-escalation measures will continue or prove effective, and the situation remains volatile and highly unstable.

In connection with the Israeli security cabinet’s declaration of war against Hamas in October 2023 and hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. While we have not been materially adversely impacted by any absences of our personnel due to military reserve service to date, our operations could be disrupted by the absence of a significant number of our employees related to their, or their spouse’s, military service, or by the absence for extended periods of one or more of our key employees for military service, which disruption may materially and adversely affect our business and results of operations.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business.

The continuation of the war also led to a deterioration of certain indicators of Israel’s economic standing, for instance, a downgrade in Israel’s credit rating by rating agencies such as by Moody’s, S&P Global, and Fitch.

While we have not been materially impacted by the conditions in Israel since the war broke out in October 2023 to date, hostilities continue to exist and the situation in Israel and the region remains volatile, with the potential for further escalation or deterioration of regional conditions, and we cannot predict how such conflicts will ultimately affect our business and operations or Israel’s economy in general. These events could lead to increased costs, risks to employee safety, and challenges to business continuity, potentially resulting in financial losses.

The global perception of Israel and Israeli companies, influenced by actions by international judicial bodies, may lead to increased sanctions and other negative measures against Israel and Israeli companies, including boycotts of Israeli goods and services or restrictions on doing business with Israel and Israeli companies. These restrictions may materially limit our ability to obtain raw materials from these countries or sell our products to companies in these countries (if approved). In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Any hostilities involving Israel, or the interruption or curtailment of trade between Israel and its trading partners, could adversely affect our operations and product development, make it more difficult for us to do business and raise capital, and adversely affect the share price of publicly traded companies having operations in Israel, such as us.

Furthermore, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest, and has recently renewed its efforts to effect such changes. In response to the foregoing developments, certain individuals, organizations, and institutions, both within and outside of Israel, voiced concerns that such proposed changes, if adopted, may negatively impact the business environment in Israel. Such proposed changes may also lead to political instability or civil unrest. Actual or perceived political instability in Israel or the region, or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations, growth prospects, and share price, as well as our ability to raise additional funds.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to:

●	our expectations with respect to the success of our cryptocurrency and digital asset treasury strategy;

●	our liquidity and the liquidity of our cryptocurrency digital asset holdings;

●	our expectations with respect to the development and growth of the cryptocurrency digital asset markets and prediction markets;

●	our expectations with respect to the development of laws and regulations governing the cryptocurrency industry;

●	our expectations regarding the timing of clinical trials with respect to Allocetra™;

●	our expectations regarding the progress of our clinical trials, including the duration, cost and whether such trials will be conducted at all;

●	our intention to successfully complete clinical trials in order to be in a position to submit applications for accelerated regulatory paths in the European Union and the United States;

●	the possibility that we will apply in the future for regulatory approval for our current and any future product candidates we may develop, and the costs and timing of such regulatory approvals;

●	the likelihood of regulatory approvals for any product candidate we may develop;

●	the timing, cost or other aspects of the commercial launch of any product candidate we may develop, including the possibility that we will build a commercial infrastructure to support commercialization of our current and any future product candidates we may develop;

●	future sales of our product candidates or any other future products or product candidates;

●	our ability to achieve favorable pricing for our product candidates;

●	the potential for our product candidates to receive orphan drug designations;

●	that any product candidate we develop potentially offers effective solutions for various diseases;

●	whether we will develop any future product candidates internally or through strategic partnerships;

●	our expectations regarding the manufacturing and supply of any product candidate for use in our clinical trials, and the commercial supply of those product candidates;

●	third-party payer reimbursement for our current or any future product candidates;

●	our estimates regarding anticipated expenses, capital requirements and our needs for substantial additional financing;

●	patient market sizes and market adoption of our current or any future product candidates by physicians and patients;

●	completion and receiving favorable results of clinical trials for our product candidates;

●	protection of our intellectual property, including issuance of patents to us by the United States Patent and Trademark Office, and other governmental patent agencies;

●	our intention to pursue marketing and orphan drug exclusivity periods that are available to us under regulatory provisions in certain countries;

●	the development and approval of the use of our current or any future product candidates for any indication;

●	our expectations regarding commercial and pre-commercial activities;

●	our expectations regarding collaborations, licensing, acquisitions, and strategic operations;

●	our liquidity; and

●	the impact of the economic, public health, political and security situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for AllocetraTM and any future product candidates, as well as on the markets for digital assets, including cryptocurrencies and prediction market.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “hope,” “targets,” “potential,” “goal” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those suggested in such forward-looking statements. These statements are current only as of the date of this prospectus and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those suggested in the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus or in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, would not be interpreted differently in light of additional research, clinical and preclinical trials results. Factors which could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we do not intend to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

Use of Proceeds

We will not receive any of the proceeds from the sale of any ordinary shares offered by this prospectus. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholder.

We will bear all fees and expenses incident to our obligation to register the ordinary shares being offered for resale hereunder by the Selling Shareholder.

Description of Ordinary Shares

General

The description of our ordinary shares is incorporated by reference to Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference into this prospectus. Such description summarizes the material terms of our ordinary shares, including voting rights, dividend rights and other rights of shareholders, as well as certain provisions of Israeli law and our amended and restated articles of association.

We urge you to read the applicable provisions of Israeli law, our amended and restated articles of association and the description of our ordinary shares contained in such exhibit for a more complete understanding of our ordinary shares.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ENLV.”

Selling Shareholder

The ordinary shares being offered by the Selling Shareholder are those issuable to the Selling Shareholder pursuant to the terms of the Note. For additional information regarding the issuances of those ordinary shares, see the section of this prospectus titled “Prospectus Summary—Private Placement of the Note.” We are registering the ordinary shares in order to permit the Selling Shareholder to offer the ordinary shares for resale from time to time.

Information About the Selling Shareholder.

The following table sets forth, based on information provided to us by or on behalf of the Selling Shareholder or known to us, the names of the Selling Shareholder and the number of ordinary shares beneficially owned by the Selling Shareholder before and after this offering.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of the ordinary shares held by the Selling Shareholder.

The Selling Shareholder is not obligated to sell any ordinary shares. The Selling Shareholder may sell all, some or none of ordinary shares covered by this prospectus in this offering. See “Plan of Distribution.” The beneficial ownership of the Selling Shareholder in the table below is based upon 17,485,462 ordinary shares outstanding as of August 5, 2026.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including derivative securities, such as options and warrants, that are currently exercisable or become exercisable within 60 days. In computing the number of shares beneficially owned by the Selling Shareholder and the percentage ownership of the Selling Shareholder in the table below, all ordinary shares subject to options and warrants held by the Selling Shareholder were deemed outstanding if such securities are currently exercisable or become exercisable within 60 days following August 5, 2026.

Unless otherwise noted, the business address of each of these shareholders is c/o Enlivex Ltd., 14 Einstein Street, Nes Ziona, Israel 7403618.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Percentage of Ordinary Shares Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus(1)	Number of Ordinary Shares Owned After the Offering	Percentage of Ordinary Shares Owned After the Offering
Lind Global Asset Management XIV, LLC(2)	116,469	*	10,000,000	116,469	*

*	Represents beneficial ownership of less than one percent of our ordinary shares outstanding.

(1)	Representing our good-faith estimate of the maximum number of Note Conversion Shares that we may issue pursuant to the terms of the Note, after giving effect to the ordinary shares registered for resale under the Initial Registration Statement.

(2)	The securities are directly owned by Lind Global Asset Management XIV, LLC (“Lind”). Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind is 444 Madison Avenue, 41st Floor, New York, NY 10022.

Relationships with the Selling Shareholder

The Selling Shareholder has not had any material relationships with our officers, directors, or affiliates over the past three years, except as described in the section of this prospectus titled “Prospectus Summary—Private Placement of the Note.”

Taxation

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus is incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2025 and any superseding disclosure contained in our subsequent public filings with the SEC.

Plan of Distribution

The Selling Shareholder and any of its pledgees, donees, transferees, assignees, and other successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Shareholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Shareholder and any permitted transferees may sell their ordinary shares offered by this prospectus on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. The Selling Shareholder may use any one or more of the following methods when selling the ordinary shares covered by this prospectus:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by the Selling Shareholder to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker- dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Shareholder;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

The Selling Shareholder may also sell securities in accordance with Rule 144 and otherwise under any exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that the Selling Shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement of which this prospectus forms a part.

In addition, the Selling Shareholder may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the ordinary shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell ordinary shares short and deliver these ordinary shares to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the ordinary shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the ordinary shares covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the ordinary shares covered hereby. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We shall not be responsible for any of the Selling Shareholder’s selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the ordinary shares registered pursuant to it (i) have been sold, hereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$2,734
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$15,000
Printing Expenses	$2,500
Total	$35,234

Legal Matters

The validity of the securities offered hereby will be passed upon for us by FISCHER (FBC & Co.), Tel Aviv, Israel. Certain matters of U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida.

Experts

Our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2025 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which (subject to limited exceptions) is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render such judgement according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was rendered in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby and does not contain all the information set forth or incorporated by reference in the registration statement. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

●	Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 25, 2026;

●	Current Reports on Form 6-K, furnished to the SEC on January 23, 2026, February 5, 2026, February 23, 2026 and March 24, 2026 (other than the information under the heading “Press Release and Investor Presentation” and Exhibit 99.1 and Exhibit 99.2 in such report), May 15, 2026, July 7, 2026 and July 28, 2026 (4:40 p.m. ET); and

●	Registration Statement on Form 8-A (File No. 001-36578), filed with the SEC on July 28, 2014, in which there is described the terms, rights and provisions applicable to our ordinary shares, including any amendment or report filed for the purpose of updating such description, including the description of ordinary shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 25, 2026.

All annual reports on Form 20-F we file with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

Enlivex Ltd.
Attention: Shachar Shlosberger
14 Einstein Street
Nes Ziona
Israel 7403618
Tel: +972.2.6708072

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

ENLIVEX LTD.

10,000,000 Ordinary Shares

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Israeli Companies Law, 1999 (the “Companies Law”), a company may not exculpate an office holder (as defined in the Companies Law and including executive officers and directors) from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care, provided that a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such provision. The Company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, an Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided that a provision authorizing such indemnification is inserted in its articles of association. Our Articles of Association contain such a provision. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events that, in the opinion of the Board of Directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or a criteria determined by the Board of Directors as reasonable under the circumstances, and such undertaking must detail the abovementioned events and amount or criteria.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	Monetary liabilities or obligations imposed on the office holder in favor of another person pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

●	Reasonable litigation expenses, including attorney’s fees, incurred by the office holder (i) in consequence of an investigation or proceeding conducted against the office holder by an authority that is authorized to conduct such investigation or proceeding, and which was concluded without the filing of an indictment against the office holder and without imposing on the office holder any financial obligation in lieu of criminal proceedings, or which was concluded without the filing of an indictment against the office holder but with imposing on such office holder a financial obligation in lieu of criminal proceedings in respect of an offense that does not require proof of criminal intent or (ii) in connection with a financial sanction; and

●	Reasonable litigation expenses, including attorney’s fees incurred by the office holder or imposed upon him by a court, in a proceeding brought against the office holder by the Company or on its behalf or by another person, or in a criminal proceeding in which the office holder is acquitted, or in a criminal proceeding in which the office holder is convicted of an offense that does not require proof of criminal intent.

In addition, our amended and restated articles of association also contain provisions authorizing indemnification of directors and office holders in respect of the following liabilities:

●	Payments which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, 1968 (the “Securities Law”) and expenses the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees;

●	Any other obligation or expense indemnifiable or which may from time to time be indemnifiable by law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that such act would not prejudice the interests of the Company;

●	a breach of the duty of care to the Company or to any other person, to the extent such a breach arises out of the negligent conduct of an office holder;

●	monetary liabilities or obligations imposed on him in favor of another person; and

●	a payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty in the event the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out only of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal gain; or

●	a fine, a civil fine, a monetary liability or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must generally be approved by the compensation committee, the board of directors and (under certain circumstances) by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure each of our directors and officers to the fullest extent permitted by the Companies Law and Securities Law. We have entered into agreements with each of our directors and officers, exculpating them, to the fullest extent permitted by the Companies Law, and undertaking to indemnify them to the fullest extent permitted by the Companies Law and Securities Law, including with respect to liabilities resulting from certain acts performed by such office holders in their capacity as an office holder of the Company, our subsidiaries or affiliates. The indemnification is limited both in terms of amount and coverage. In addition, we have obtained directors’ and officers’ liability for the benefit of the Company and our officers and directors. Such directors’ and officers’ liability insurance contains certain standard exclusions.

ITEM 9. EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Articles of Association of the Company (filed as Exhibit 99.1 to the Company’s Report on Form 6-K filed with the SEC on February 5, 2026 and incorporated herein by reference)
4.2	Securities Purchase Agreement, dated March 23, 2026, by and between Enlivex Ltd. and Lind Global Asset Management XIV LLC (filed as Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on March 24, 2026 and incorporated by reference herein)
4.3	Form of Senior Secured Convertible Promissory Note (filed as Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on March 24, 2026 and incorporated by reference herein)
5.1	Opinion of FISCHER (FBC & Co.)
23.1	Consent of Yarel + Partners, independent registered certified public accounting firm
23.2	Consent of FISCHER (FBC & Co.) (contained in legal opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this Registration Statement)
107	Filing Fee Table

ITEM 10. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nes-Ziona, State of Israel, on August 6, 2026.

Enlivex Ltd.

By:	/s/ Oren Hershkovitz
Oren Hershkovitz
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Shachar Shlosberger
Shachar Shlosberger
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shai Novik and Shachar Shlosberger and each of them such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oren Hershkovitz	Chief Executive Officer	August 6, 2026
Oren Hershkovitz	(Principal Executive Officer)

/s/ Shachar Shlosberger	Chief Financial Officer	August 6, 2026
Shachar Shlosberger	(Principal Financial and Accounting Officer)

/s/ Shai Novik	Chairman of the Board of Directors	August 6, 2026
Shai Novik

/s/ Abraham Havron	Director	August 6, 2026
Abraham Havron, Ph.D.

/s/ Gili Hart	Director	August 6, 2026
Gili Hart, Ph.D.

/s/ Roger Pomerantz	Director	August 6, 2026
Roger Pomerantz, M.D.

/s/ Matteo Renzi	Director	August 6, 2026
Matteo Renzi

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Enlivex Ltd., has signed this Registration Statement on August 6, 2026.

Cogency Global Inc.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.